    As filed with the Securities and Exchange Commission on January 31, 2002

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             GLOBECOMM SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  11-3225567
     (State or other jurisdiction            (IRS Employer Identification No.)
  of incorporation or organization)

                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
               (Address of principal executive offices) (Zip Code)


                             GLOBECOMM SYSTEMS INC.
                              AMENDED AND RESTATED
                            1997 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                               DAVID E. HERSHBERG
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             GLOBECOMM SYSTEMS INC.
                    45 OSER AVENUE, HAUPPAUGE, NEW YORK 11788
                     (Name and address of agent for service)
                                 (631) 231-9800
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                      Proposed        Proposed
          Title of                                     Maximum        Maximum
         Securities                    Amount         Offering       Aggregate          Amount of
            to be                       to be           Price         Offering         Registration
         Registered                Registered (1)     per Share        Price               Fee
------------------------------------------------------------------------------------------------------
Amended and Restated 1997 Stock
Incentive Plan
Common Stock, $0.001 par value     927,529 shares      $6.14(2)    $5,695,028.06 (2)     $523.94
------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Globecomm Systems Inc. Amended and Restated 1997 Stock Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Globecomm Systems Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of (i) the weighted average exercise price per share for 471,083 shares subject to outstanding options and (ii) the remaining shares based on the average of the high and low selling prices per share of the common stock of Globecomm Systems Inc. on January 28, 2002 as reported on the Nasdaq National Market.

         On January 30, 2001, Globecomm Systems Inc. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-54622) relating to 919,505 shares of common stock to be offered and sold under the Plan set forth on the cover page of this Registration Statement, and the contents of such prior Registration Statement are incorporated into this Registration Statement by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the SEC on September 28, 2001; and

                  (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2001 filed with the SEC on November 14, 2001.

Item 8.  Exhibits

Exhibit Number    Exhibit
--------------    -------
     4            Amended and Restated 1997 Stock Incentive Plan, as amended and restated (effective November 15, 2001).
     5            Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1         Consent of Independent Auditors.
     23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.
     24           Power of Attorney. Reference is made to page II-2 of this
                  Registration Statement.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on this 31 day of January, 2002.

                                         GLOBECOMM SYSTEMS INC.

                                         By: /s/ David E. Hershberg
                                             ----------------------------------
                                             David E. Hershberg
                                             Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg, Chief Executive Officer, Kenneth A. Miller, President and Andrew C. Melfi, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                              Title                                                     Date
---------                              -----                                                     ----

/s/ David E. Hershberg                 Chairman of the Board and                            January 31, 2002
------------------------------------   Chief Executive Officer
David E. Hershberg                     (Principal Executive Officer)


/s/ Andrew C. Melfi                    Vice President and Chief Financial Officer           January 31, 2002
------------------------------------   (Principal Financial and Accounting Officer)
Andrew C. Melfi


/s/ Kenneth A. Miller                  President and Director                               January 31, 2002
------------------------------------
Kenneth A. Miller

Signature                              Title                                                Date
---------                              -----                                                ----

/s/ Stephen C. Yablonski               Vice President, General Manager and                  January 31, 2002
------------------------------------   Director
Stephen C. Yablonski


/s/ Donald G. Woodring                 Vice President and Director                          January 31, 2002
------------------------------------
Donald G. Woodring


/s/ C. J. Waylan                       Director                                             January 31, 2002
------------------------------------
C. J. Waylan


/s/ A. Robert Towbin                   Director                                             January 31, 2002
------------------------------------
A. Robert Towbin


/s/ Benjamin Duhov                     Director                                             January 31, 2002
------------------------------------
Benjamin Duhov


/s/ Richard E. Caruso                  Director                                             January 31, 2002
------------------------------------
Richard E. Caruso

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                             GLOBECOMM SYSTEMS INC.

EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

     4              Amended and Restated 1997 Stock Incentive Plan, as amended and restated  (effective  November 15, 2001).
     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of Independent Auditors.
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
     24             Power of Attorney. Reference is made to page II-2 of this
                    Registration Statement.